EXHIBIT 1


                      TRANSACTION IN SHARES OF THE COMPANY


                  The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days or since the most recent filing on
Schedule 13D, whichever is less. All transactions involved purchases of Shares (except for one sale on 3/23/98) on the New York Stock Exchange.


Reporting Person
With Direct                                               Price Per Share
Beneficial             Date of       Number of            (Excluding
Ownership            Transaction      Shares              Commission)
-----------------    -----------     ---------            ----------------

Greentree              3/23/98        (3,100)               27.0000

Greenbelt              5/6/98         20,000                21.8406

Greenbelt              5/8/98         769,100               20.9503

Greenbelt              5/11/98        170,000               20.9191

Greenbelt              5/12/98        76,000                21.4375

Greenbelt              5/13/98        138,000               21.3089

Greenbelt              5/14/98        100,000               21.1875

Greenbelt              5/15/98         79,000               20.8758

Greentree              5/18/98         43,100               20.4928

Greenbelt              5/18/98        206,100               20.4928




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